THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MA  02108
FEDERAL IDENTIFICATION
NO.  4-2732935
ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72
 This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General
Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
We, Frank J. Somma Executive Vice President, and
 Arthur S. Loring Clerk
NATIONAL FINANCIAL SERVICES CORPORATION
(Name of Corporation)
located at 161 Devonshire Street, Boston, MA  02109
do hereby certify that a following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent on September 29, 1983, by vote of
 100  shares of  Common Stock  out of  100  shares outstanding
          (Class of Stock)
   shares of     out of    shares outstanding, and
          (Class of Stock)
   shares of     out of    shares outstanding,
          (Class of Stock)
CROSS OUT       being at least a majority of each class outstanding and
INAPPLICABLE    entitled to vote thereon:1  [two thirds of each class
CLAUSE          outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.]2

VOTED: That Article 5. be amended in its entirety as set forth below:
 That Paragraphs 5.1 through 5.14 be deleted and Paragraphs 5.15 and 5.16 be substituted as Paragraphs 5.1 and 5.2.
Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
1 For amendments adopted pursuant to Chapter 156B, Section 70
2 For amendments adopted pursuant to Chapter 156B, Section 71










































 The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF OF UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Sixth day of September, in the year 1983.
           Executive Vice President
             Clerk
THE COMMONWEALTH OF MASSACHUSETTS
SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS  02133
WILLIAM FRANCIS GALVIN
       SECRETARY OF THE
       COMMONWEALTH
  June 16, 1995
TO WHOM IT MAY CONCERN:
 I hereby certify that according to the records of this office
NATIONAL FINANCIAL SERVICES CORPORATION
is a domestic corporation organized on JUNE 3, 1981, under the General Laws of the Commonwealth of Massachusetts.
 I further certify that there are no proceedings presently pending under the Massachusetts General Laws Chapter 156B section 101 for said corporations dissolutions; that articles of dissolution have not been filed by said corporation; that, the corporation has filed all annual reports, and paid all fees with respect to such reports, and so far as appears of record said corporation has legal existence and is no good standing with this office.
In testimony of which,
I have hereunto affixed the
Great Seal of the Commonwealth
on the date first above written.
Secretary of the Commonwealth
 *This is not a tax clearance. Certificates certifying that all taxes due and payable by the corporation have been paid or provided for are issued by the Department of Revenue.
DIFFERENCES BETWEEN THE EDGAR AND PRINTED VERSIONS
The following text under "Articles of Amendment" has been surrounded by [
] in the EDGAR version to represent the "crossed out" text in the printed version.

                          [two thirds of each class outstanding and
entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.]